                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 26, 1996

                             CHENIERE ENERGY, INC.
          ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


        2-63115                                       95-4352386
- ------------------------                    ---------------------------------
(Commission File Number)                    (IRS Employer Identification No.)

      Two Allen Center
      1200 Smith Street Suite 1710
      Houston, Texas                                           77002
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(Address of principal executive office)                      (Zip code)


Registrant's telephone number, including area code: (713) 659-1361

                                     None
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5. OTHER EVENTS.

         On July 26, 1996, Cheniere Energy, Inc. (the "Registrant") signed a letter of intent (the "Letter of Intent") to acquire the working interest (the "Interest") of Poseidon Petroleum, LLC ("Poseidon") in undeveloped reserves in the Bonito Unit of the Pacific Outer Continental Shelf, off Santa Barbara County, California. Poseidon has estimated that the net proved undeveloped reserves attributable to the Interest is 47 million barrels of oil equivalent.

         The Letter of Intent provides that as payment for the Interest the Registrant will (i) issue to Poseidon or its derivatives 1.25 million shares of the common stock (the "Common Stock") of the Registrant with immediate registration rights and (ii) make production payments to Poseidon (the "Production Payments") from time to time out of three percent of the production from the Interest totaling up to $9,000,000 in the aggregate. The Registrant will be required to make minimum annual Production Payments of $270,000 with the first such payment being made upon the closing of the transactions contemplated by the Letter of Intent (the "Closing").

         Prior to the Closing, the aggregate amount of the Production Payments may be adjusted following the determination by a third party of the volume of proved undeveloped reserves attributable to the Interest and the number of shares of the Common Stock issuable to Poseidon may be adjusted in the event that the average share price of such stock for the thirty days prior to the Closing falls below $3.00 per share. In addition, either party may terminate the arrangements contemplated in the Letter of Intent in the event that (i) the average share price of the Common Stock for the thirty days prior to the Closing falls below $2.00 per share, or (ii) it is determined prior to the Closing that the volume of proved undeveloped reserves attributable to the Interest is less than 30 million barrels of oil equivalent.

         The parties are conducting due diligence investigations and are negotiating definitive agreements and related documentation necessary to effect the transactions contemplated in the Letter of Intent.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CHENIERE ENERGY, INC.



                                       By  /s/  William D. Forster
                                         ----------------------------------
                                         Name:  William D. Forster
                                         Title: President and Chief Executive
                                                Officer


Date:  August 13, 1996